UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 22, 2017

HEALTHWAY SHOPPING NETWORK, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55105	75-3262502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 N Florida Mango Rd, Suite 22, West Palm Beach, FL 33409		33409
(Address of principal executive offices)		(Zip Code)

877-220-2226

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the acquisition of 49% of Arcade Travel Inc. dba Boersma Travel from James Kimble, Arcade Travel dba Boersma Travel.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 30, 2016, Cleveland Gary, CEO of Healthway Shopping Network, Inc entered into an agreement with James Kimble of Arcade Travel, Inc dba Boersma Travel. to purchase 49% ownership of Arcade Travel dba Boersma Travel.

There is no prior relationship between Cleveland Gary, directors, affiliates, officers, or any associate of any officer or director of Healthway Shopping Network and James Kimble CEO of Arcade Travel Inc. dba Boersma Travel other than in respect to this transaction.

Under the terms and subject to the conditions of the Purchase Agreement, Cleveland Gary, CEO Healthway Shopping Network agreed to pay James Kimble, Arcade Travel Inc. dba Boersma Travel 8,000,000 common shares of Healthway Shopping Network Inc. stock for the acquisiiton of 49% of Arcade Travel dba Boersma Travel.

The foregoing description of the Purchase Agreement dated December 30, 2016, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 22, 2017 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

2.1       Purchase Agreement (Current Report on Form 8-K submitted on June 14, 2017).

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthway Shopping Network, Inc.

By:	/s/ Cleveland Gary
	Name:	Cleveland Gary
	Title:	CEO & President

Dated: June 26, 2017

Exhibit Index

Exhibit No.	Description of Exhibit
2.1

Purchase Agreement dated December 30, 2016, between Cleveland Gary, CEO Healthway Shopping Network, Inc. and James Kimble, Arcade Travel, Inc dba Boersma Travel. (Current Report on Form 8-K submitted on June 14, 2017).